UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 5, 2012

VIEWPOINT FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1309 W. 15th Street, Plano, Texas		75075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2012, ViewPoint Financial Group, Inc. (the “Company”), the parent company of ViewPoint Bank, National Association (the “Bank”), entered into a General Release (the “Release”) with Mark E. Hord in accordance with the severance agreement between the Bank and Mr. Hord dated as of January 1, 2011 (the “Agreement”). Please reference ViewPoint Financial Group, Inc.’s Current Reports on Form 8-K filed on September 6, 2011, and February 17, 2011, for details of the Agreement. A copy of the Release is attached hereto as Exhibit 10.1.

Under the Release, Mr. Hord will continue to serve as Executive Vice President, General Counsel and Secretary of the Company and the Bank until July 31, 2012, to ensure a smooth transition of his responsibilities within the organization. In connection with Mr. Hord’s resignation and in accordance with the Agreement, for a period of one year following Mr. Hord’s separation (the “One-Year Period”) the Bank will (i) continue to pay his base salary, based on his annual base salary in effect on the resignation date ($237,003), and (ii) provide to him, at the Bank’s expense, the hospitalization, medical, dental, prescription drug and other health benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time. Amounts received by Mr. Hord with respect to services performed by him for others during the One-Year Period will reduce the amounts payable by the Bank under the terms of the Release and the Agreement. Additionally, under the Release, the Bank will pay to Mr. Hord in cash (i) on July 31, 2012, the remaining unvested portion of Mr. Hord’s 2011 Non-Equity Incentive Plan Compensation (“NEIPC”), comprised of 2,673 shares of phantom stock of the Company, and (ii) following the end of 2012, a percentage of the 2012 NEIPC that Mr. Hord would have been entitled to receive had he remained in the employment of the Bank through January 2013, which percentage will be determined by the CEO of the Bank in his reasonable discretion based upon the proportion of the 2012 calendar year that Mr. Hord was employed by the Bank and other factors as determined by the CEO.

The Agreement contains a non-solicitation covenant prohibiting Mr. Hord from, during the One-Year Period, soliciting any employee, former employee or customer of the Bank or any affiliate thereof, or inducing any customer, supplier, licensor, licensee, business relation, representative, or agent of the Bank to terminate or modify their relationship with the Bank or any affiliate thereof. The Release also contains a general release of claims by Mr. Hord.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Form of General Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date: July 5, 2012	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

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